UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 8, 2016 (September 8, 2016)

BMC STOCK HOLDINGS, INC.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware	1-36050	26-4687975
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Lakeside Commons

980 Hammond Drive, NE, Suite 500

Atlanta, GA 30328

(Address Of Principal Executive Offices) (Zip Code)

(678) 222-1219

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 8, 2016, BMC Stock Holdings, Inc. issued a press release announcing the pricing by BMC East, LLC, a direct wholly-owned subsidiary of BMC Stock Holdings, Inc., of $350.0 million aggregate principal amount of 5.50% senior secured notes due 2024 (the “Notes”). The Notes are being offered and sold in transactions exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”).

A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

This report does not constitute an offer to sell or a solicitation of an offer to buy the Notes. The Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 9.01	Financial Statement and Exhibits

(d)	Exhibits. The following exhibits are provided as part of this Form 8-K:

Exhibit No.	Description
99.1	Press release issued by BMC Stock Holdings, Inc., dated September 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 8, 2016	BMC STOCK HOLDINGS, INC.

	By:	/s/ James F. Major, Jr.
	Name:	James F. Major, Jr.
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by BMC Stock Holdings, Inc. dated September 8, 2016.